UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: January 28, 2010
(Date of earliest event reported)

Card Activation Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25474 (Commission File Number)	20-5769015 (I.R.S. Employer Identification Number)

53 West Jackson Blvd., Suite 1618
Chicago, IL 60604-3749

(Address of principal executive offices, including zip code)

(312)-972-1662
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Card Activation Technologies, Inc. ("Card" or the "Company") believes that it has reached an agreement in principle with William Williams, a former officer and director of the Company, pursuant to which Mr. Williams will return all shares of Card and MedCom USA, Inc. ("MedCom") owned by himself, his wife or any entities he controls to either Card or MedCom as a first step towards the resolution of claims that Card and MedCom may have against Mr. Williams.  Negotiations with Mr. Williams are on-going, and there can be no assurance that any agreement will be reached on the terms proposed or on any other terms.

Certain statements in this Form 8-K that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “intend,” and similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Card to be materially different from those expressed or implied by such forward-looking statements.  Card’s future operating results are dependent upon many factors, including, but not limited to, Card’s ability to: (i) build the management and human resources and infrastructure necessary to support the growth of its business; (ii) obtain sufficient capital to pay existing debts; (iii) competitive factors and developments beyond Card’s control; and (iv) other risk factors discussed in Card’s periodic filings with the Securities and Exchange commission, including Card’s Form 10-K filed on January 19, 2010. Card undertakes no obligation to update any forward-looking statements made in this Form 8-K to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Card Activation Technologies, Inc.

By:	/s/ Robert Kite
Robert Kite
Chairman of the Board

Date:  January 29, 2010